CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Putnam Funds Trust of our report dated December 10, 2018, relating to the financial statements and financial highlights, which appears in Putnam Global Sector Fund’s Annual Report on Form N-CSR for the year ended October 31, 2018. We also consent to the references to us under the headings "Representation and warranties of each Acquired Fund" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 13, 2019